UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 26, 2025

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

218 3rd Avenue North, #400 Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

RAEK Data Additional Membership Interest Purchase

On December 26, 2025, the Company exercised its option to purchase additional membership interests of RAEK Data, LLC (“RAEK”) pursuant to Section 1.06 of that certain Minority Membership Interest Purchase Agreement, effective as of September 30, 2025 (the “Agreement”).

The Company purchased from RAEK additional membership interests in RAEK equal to a fully diluted ownership interest percentage of two percent (2.0%) (the “Additional Interests”). The purchase price for the Additional Interests was One Million Dollars ($1,000,000.00) (the “Option Purchase Price”). The Company paid the Option Purchase Price in shares of its Series D Convertible Preferred Stock, $0.001 par value per share (the “Series D Preferred”), with a stated value of $7.50 per share. Based on such stated value, the Company delivered 133,334 shares of Series D Preferred (aggregate stated value $1,000,005.00), the additional $5.00 shall be documented as an administrative fee for the transaction.

The foregoing description of the RAEK option exercise and purchase of additional RAEK membership interests and of all of the parties’ rights and obligations under the option exercise are qualified in its entirety by reference to the RAE option exercise notice, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and of which is incorporated herein by reference.

True Speed Enterprises Sponsorship Agreement

Effective December 31, 2025, the Company entered into a Sponsorship Agreement (the “Sponsorship Agreement”) with True Speed Enterprises, Inc. (“TSE”), a company owned by Tony Stewart. TSE has granted the Company exclusivity in relation to the beer category to certain sponsorship benefits, as defined under the Sponsorship Agreement, associated with TSE and its affiliated entities. Under the terms of the Sponsorship Agreement, the Company agreed to a sponsorship fee in the total amount of $750,007.50. Such consideration was paid through the issuance of 100,001 shares of the Company Series D Convertible Preferred stock, valued at $7.50 per share, which was fully paid and issued to TSE and an affiliate of TSE upon execution of the Sponsorship Agreement. The term of the Sponsorship Agreement runs through December 31, 2026.

The Company has agreed to file a registration statement on Form S-1 with the Securities and Exchange Commission within ten (10) business days of the execution of the Agreement, registering the resale of the Common Stock underlying the Series D Convertible Preferred Stock issued thereunder, which shall include the registration of the Common Stock underlying the 42,667 shares of Series D Convertible Preferred Stock issued to Tony Stewart Racing Nitro, LLC, an affiliate of TSE, in October of 2025. The Company has agreed to use its best efforts to cause any such registration statement to be declared effective as promptly as reasonably practicable and to maintain the effectiveness of such registration for as long as required by applicable law.

The Sponsorship Agreement contains, among other provisions, certain representations and warranties by the parties, intellectual property protection covenants, certain indemnification rights in favor of each party and customary confidentiality provisions.

The foregoing description of the Sponsorship Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sponsorship Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated 2025 Stock Incentive Plan

On December 31, 2025, Company’s board of directors approved amending and restating the 2025 Stock Incentive Plan (the “SIP”). The SIP is intended to enable the Company to continue to attract able employees, officers, directors and consultants and to provide a means whereby those individuals upon whom the responsibilities rest for growth of the Company, and whose present and potential contributions are of importance, can acquire and maintain Common Stock ownership, thereby strengthening their concern for the Company’s welfare. The aggregate maximum number of shares of Common Stock (including shares underlying options or the conversion of shares of Series D Convertible Preferred Stock) that may be issued under the SIP pursuant to past or future awards of Restricted Shares, Shares underlying the conversion of currently outstanding preferred stock issued for services or Options will be limited to 1,250,000 shares of Common Stock, which shall not be adjusted upon the enactment of a reverse stock split. The number of shares of Common Stock that are the subject of awards under the SIP which are forfeited or terminated, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares covered by an award are not issued to a participant or are exchanged for awards that do not involve shares will again immediately become available to be issued pursuant to awards granted under the SIP. If shares of Common Stock are withheld from payment of an award to satisfy tax obligations with respect to the award, those shares of Common Stock will be treated as shares that have been issued under the SIP and will not again be available for issuance under the SIP. A copy of the Amended and Restated SIP is attached hereto as Exhibit 10.3.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Sale of Unregistered Securities.

On December 31, 2025, the Company issued 133,334 shares of Series D Convertible Preferred Stock, valued at $1,000,005, to RAEK data pursuant to the option exercise described in Item 1.01 above.

On December 31, 2025, the Company issued 63,334 shares of Series D Convertible Preferred Stock to TSE, valued at $475,005, and 36,667 shares of Series D Convertible Preferred Stock to Eldora Speedway, Inc., valued at $275,002.50, pursuant to the Sponsorship Agreement set forth in Item 1.01 above for the period through December 31, 2026.

On December 31, 2025, the Company authorized the issuance of 62,211 shares of Series D Convertible Preferred Stock to Doug Grau, former president of the Company, for accrued debt (advances) in the amount of $466,581.10.

On December 31, 2025, the Company issued 73,439 shares of Series D Convertible Preferred Stock to Charles A. Ross, Jr., the Company’s chairman and CEO, for accrued bonuses and other owed amounts totaling $550,791.96. The Company reserved 367,195 shares of common stock under the Amended and Restated SIP for issuance to Mr. Ross upon conversion of the shares of Series D Convertible Preferred Stock.

On December 31, 2025, the Company issued 69,381 shares of Series D Convertible Preferred Stock to Corey Lambrecht, the Company’s COO, President and a director, for accrued bonuses, other owed amounts and accrued board member fees totaling $520,351.28. The Company reserved 346,905 shares of common stock under the Amended and Restated SIP for issuance to Mr. Lambrecht upon conversion of the shares of Series D Convertible Preferred Stock.

On December 31, 2025, the Company issued 23,923 shares of Series D Convertible Preferred Stock to Michael Dean Smith, an independent director of the Company, for accrued board member fees totaling $179,416.67. The Company reserved 119,615 shares of common stock under the Amended and Restated SIP for issuance to Mr. Smith upon conversion of the shares of Series D Convertible Preferred Stock.

On December 31, 2025, the Company issued 23,923 shares of Series D Convertible Preferred Stock to C. Stephen Cochennet, an independent director of the Company, for accrued board member fees totaling $179,416.67. The Company reserved 119,615 shares of common stock under the Amended and Restated SIP for issuance to Mr. Cochennet upon conversion of the shares of Series D Convertible Preferred Stock.

On December 31, 2025, the Company issued 36,439 shares of Series D Convertible Preferred Stock to Larry Sinks, an independent director of the Company, for accrued board member fees of $153,291.66 and loan interest of $120,000.00. The Company reserved 102,195 shares of common stock under the Amended and Restated SIP for issuance to Mr. Sinks upon conversion of the shares of Series D Convertible Preferred Stock issued for accrued board member fees.

All of the above-described issuances (if any) were exempt from registration pursuant to Section 4(a)(2), Section 3(a)(9), and/or Regulation D of the Securities Act as transactions not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on its behalf. All such securities issued pursuant to such exemptions are restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act, appropriate legends have been placed on the documents evidencing the securities, and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	RAEK Data Option Exercise Notice dated December 26, 2025
10.2	True Speed Enterprises Sponsorship Agreement dated December 31, 2025
10.3	Amended and Restated 2025 Stock Incentive Plan dated December 31, 2025
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: January 5, 2026	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr. Chief Executive Officer

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